Exhibit 8(yy)(4)

Schedule A Revision AllianceBernstein 1-9-2017

(Retail)

Schedule A

to

Participation Agreement

Between

AllianceBernstein Investor Services, Inc.,

AllianceBernstein Investments, Inc.

and

Transamerica Advisors Life Insurance Company

Dated

September 16, 2002

SEPARATE ACCOUNT, POLICY/CONTRACTS, FUNDS

EFFECTIVE AS OF JANUARY 9, 2017

SEPARATE ACCOUNT

Merrill Lynch Life Variable Annuity Separate Account D

POLICY/CONTRACT

Merrill Lynch Investor Choice Annuity® (IRA Series)

Merrill Lynch IRA Annuity®

FUND

AB Trust – AB Discovery Value Fund – Class A

AB Trust – AB Value Fund – Class A

AB Trust – AB International Value Fund – Class A

AB Relative Value Fund, Inc. – Class A

AB Large Cap Growth Fund, Inc. – Class A

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